UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Cell Therapeutics, Inc.

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BEGINNING ON MARCH 27, 2010, CELL THERAPEUTICS, INC. (THE “COMPANY”) PUBLISHED AN ITALIAN ADVERTISEMENT IN ITALIAN NEWSPAPERS REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 9, 2010. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE ITALIAN ADVERTISEMENT.

ENGLISH TRANSLATION OF ITALIAN ADVERTISEMENT

for

ITEM 2.	HOURGLASS

GIVE TIME TO THE SPECIAL MEETING AND MORE VALUE TO RESEARCH

CELL THERAPEUTICS, INC. SPECIAL MEETING OF SHAREHOLDERS—APRIL 9, 2010

If you are a shareholder of Cell Therapeutics, Inc. (the “Company”) you can help bring a potential new cancer treatment to patients and support your own investment by participating and voting in the Company’s Special Meeting of Shareholders to be held on April 9, 2010 (the “Special Meeting”).

The two items on the agenda are to increase the Company’s authorized shares (by amending the Company’s amended and restated articles of incorporation) and to increase the number of shares available for issuance under the Company’s 2007 Equity Incentive Plan, as amended. The Company is characterized by an extremely widespread and fragmented shareholder base, and reaching the quorum and voting requires the effort of each shareholder, from the smallest to the largest.

Depending on how you will cast your vote, your participation in the Special Meeting could allow the Company to raise additional capital to fund future operations and help the Company to retain outstanding professionals.

The first step towards the future of the Company will be the Special Meeting of Shareholders to be held on April 9, 2010.

Shareholders holding shares in Cell Therapeutics, Inc., accredited with Monte Titoli S.p.A. as of February 19, 2010, may participate in the Special Meeting by requesting certification from their broker and obtaining a proxy card. A proxy card can be obtained at the Company’s website too: http://www.celltherapeutics.com/assemblea_straordinaria. Both the certification and the signed proxy card must be sent to the following address either by mail or by fax: Cell Therapeutics, Inc., 501 Elliott Ave. W., Suite 400, Seattle, WA 98119; FAX- 00 +1 (206) 284-6206.

Your proxy card and certification must be received at the above address (by mail or fax) no later than April 8, 2010.

Please read the Special Meeting summons notice, published in “Il Sole 24 Ore” on February 5, 2010 and available on the Company’s website (www.celltherapeutics.com) carefully.

CELL THERAPEUTICS NEEDS YOUR TIME, RESEARCH NEEDS OUR COMMITMENT.

PARTICIPATE IN THE SPECIAL MEETING

This advertisement includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of the Company’s securities. Specifically, the risks and uncertainties that could affect the development of pixantrone include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, and with pixantrone in particular, including, without limitation, the potential failure of cancer treatments to prove safe and effective as determined by the U.S. Food and Drug Administration (the “FDA”), that the FDA may not approve the Company’s New Drug Application for pixantrone, the Company’s ability to continue to raise capital as needed to fund its operations, competitive factors, technological developments, costs of developing, producing and selling pixantrone, and the risk factors listed or described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

This advertisement does not represent a public offer or part of a public offer of financial products in Italy.

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